Exhibit 10.21


                               AMENDMENT NO. 4 TO
                           LOAN AND SECURITY AGREEMENT

      AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT, dated as of April 13, 2007 (this "Amendment"), by and among Wachovia Bank, National Association, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, "Agent"), the financial institutions which are parties to the Loan Agreement as lenders (individually, each a "Lender" and collectively, "Lenders"), C&D Technologies, Inc., a Delaware corporation ("Parent"), C&D Technologies (Datel), Inc., a Delaware corporation ("Datel"), C&D Technologies (CPS) LLC, a Delaware limited liability company ("CPS, and together with Parent and Datel, each individually a "Borrower" and collectively, "Borrowers"), C&D Charter Holdings, Inc., a Delaware corporation ("Charter"), C&D Dynamo Corp., a Delaware corporation ("Dynamo"), Dynamo Acquisition Corp., a Delaware corporation ("Acquisition"), C&D International Investment Holdings Inc., a Delaware corporation ("International") and Datel Holding Corporation, a Delaware corporation ("Datel Holding", and together with Charter, Dynamo, Acquisition and International, each individually a "Guarantor" and collectively, "Guarantors". All capitalized terms used herein shall have the meanings assigned thereto in the Loan Agreement unless otherwise defined herein.

                              W I T N E S S E T H :

      WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated December 7, 2005, by and among Agent, Lenders, Borrowers and Guarantors (as amended by Amendment No. 1 to Loan and Security Agreement, dated March 30, 2006, Consent, Waiver, Amendment No. 2 to Loan and Security Agreement, dated as of June 14, 2006 and Consent and Amendment No. 3 to Loan and Security Agreement, dated as of December 21, 2006 and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this Amendment (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements");

      WHEREAS, Borrowers have requested that Agent and Lenders agree to certain amendments to the Loan Agreement, and Agent and Lenders are willing to agree to such amendments, subject to the terms and conditions contained herein; and

      WHEREAS, by this Amendment, Borrowers, Guarantors, Agent and Lenders desire and intend to evidence such amendments;

      NOW, THEREFORE, in consideration of the foregoing, the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Additional Definitions. As used herein, the following terms shall have the meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, the following definitions:

      "Category 1 Raw Materials" shall mean all types of lead including pure lead, lead alloys and oxidized lead, whether in ingot or powder form, and all expanders including any and all dry chemical compounds comprised of carbon blank, indulin, barytes and other components that are used in the production of the negative elements of a battery.

      "Category 2 Raw Materials" shall mean all raw materials made of copper and brass, including buss bars, cable, wire, mag wire, wire harnesses, cable assemblies, and inserts.

      "Category 1 Work-in-Process" shall mean any and all batteries which have completed the assembly process and are complete from a materials standpoint, but have not yet been electrically activated, but excluding acid.

      "Category 2 Work-in-Process" shall mean (a) any and all lead, either pure or alloyed, which has been heated, liquefied and poured into a mold, resulting in a grid; and (b) any and all grids which have had a lead oxide compound applied to their interior space.

      "Eligible Foreign LC Account" shall have the meaning given to such term in
Section 1.42 hereof.

      "Eligible Foreign Non-LC Account" shall have the meaning given to such term in Section 1.42 hereof.

      "Warranty Reserve" shall mean, without limitation upon the rights of Agent to establish and maintain other Reserves under the Loan Agreement, an additional Reserve in an amount equal to the full amount of the accrued potential liability of Borrowers in respect of warranties extended to their customers in connection with the sale of Inventory at any given time calculated pursuant to the methodology historically utilized by Borrowers (based upon the immediately preceding 5-year period) to establish such potential liability ("the Exposure"); provided, however, that the amount of the Warranty Reserve shall be reduced by an amount equal to seventy-five (75%) percent of the difference between the Exposure and the aggregate amount of the actual expenses incurred by Borrowers in respect of such warranties during the immediately preceding four quarters. The Warranty Reserve shall constitute a Reserve for all purposes under the Loan Agreement.

      2.    Amendments of Defined Terms.

            (a) Section 1.10 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                  "Availability Block" shall mean the amount of $10,000,000."

            (b) Section 1.15 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                  "Borrowing Base" shall mean, at any time, the amount equal to:

                        (a) the amount equal to:

                              (i) eighty-five (85%) percent of the Eligible Accounts, plus

                              (ii)  the lesser of

                                    (A) the Inventory Loan Limit or

                                    (B) the sum of:

                                          (1)   the lesser of seventy (70%)
                                                percent multiplied by the Value
                                                of the Eligible Inventory
                                                consisting of finished goods or
                                                ninety (90%) percent of the Net
                                                Recovery Percentage multiplied
                                                by the Value of such Eligible
                                                Inventory, plus

                                          (2)   the lesser of ten (10%) percent
                                                multiplied by the Value of the
                                                Eligible Inventory consisting of
                                                raw materials other than
                                                Category 1 Raw Materials or
                                                Category 2 Raw Materials or
                                                eighty five (85%) percent of the
                                                Net Recovery Percentage
                                                multiplied by the Value of such
                                                Inventory, plus

                                          (3)   the lesser of sixty five (65%)
                                                percent multiplied by the Value
                                                of the Eligible Inventory
                                                consisting of Category 1 Raw
                                                Materials or eighty five (85%)
                                                percent of the Net Recovery
                                                Percentage multiplied by the
                                                Value of such Inventory, plus

                                          (4)   the lesser of thirty six (36%)
                                                percent multiplied by the Value
                                                of the Eligible Inventory
                                                consisting of Category 2 Raw
                                                Materials or eighty five (85%)
                                                of the Net Recovery Percentage
                                                multiplied by the Value of such
                                                Inventory, plus

                                          (5)   the lesser of thirty eight (38%)
                                                percent multiplied by the Value
                                                of the Eligible Inventory
                                                consisting of Category 1
                                                Work-in-Process or eighty five
                                                (85%) percent of the Net
                                                Recovery Percentage multiplied
                                                by the Value of such Inventory,
                                                plus

                                          (6)   the lesser of fifty nine (59%)
                                                percent multiplied by the Value
                                                of the Eligible Inventory
                                                consisting of Category

                                                2 Work-in-Process or eighty five
                                                (85%) percent of the Net
                                                Recovery Percentage multiplied
                                                by the Value of such Inventory,
                                                plus

                              (iii) Equipment Availability, minus

            (b)   Reserves, including the Warranty Reserve.

                  For purposes only of applying the Inventory Loan Limit, Agent may treat the then undrawn amounts of outstanding Letters of Credit for the purpose of purchasing Eligible Inventory as Loans to the extent Agent is in effect basing the issuance of the Letter of Credit on the Value of the Eligible Inventory being purchased with such Letter of Credit. In determining the actual amounts of such Letter of Credit to be so treated for purposes of the Inventory Loan Limit, the outstanding Loans and Reserves shall be attributed first to any components of the lending formulas set forth above that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit. The amounts of Eligible Inventory shall, at Agent's option, be determined based on the lesser of the amount of Inventory set forth in the general ledger of Borrowers or the perpetual inventory record maintained by Borrowers. Notwithstanding anything to the contrary contained herein, the maximum outstanding amount of Revolving Loans made under Section 2.1 hereof against Eligible Foreign Non-LC Accounts (as defined in Section 1.42 hereof) shall not exceed $10,000,000 at any given time. Notwithstanding anything to the contrary contained herein, the percentages set forth above with respect to Category 1 Raw Materials, Category 2 Raw Materials, Category 1 Work-in-Process and Category 2 Work-in-Process shall be subject to reduction by Agent on the basis of any appraisals of such Inventory, as applicable, provided to or conducted by or on behalf of Agent in accordance with the terms hereof.

                  Notwithstanding anything herein to the contrary, a single advance rate in respect of all raw materials constituting Eligible Inventory equal to the lesser of twenty (20%) percent multiplied by the Value of the Eligible Inventory consisting of raw materials or ninety (90%) percent of the Net Recovery Percentage multiplied by the Value of such Inventory shall be substituted for clauses 1.15(a)(B)(2), (3) and (4) and shall be applicable unless and until the Borrowers shall, at any time and from time to time, elect to segregate and separately identify and report to Agent the respective types of raw materials by category. Effective upon the date of the reporting of the next regularly scheduled borrowing base hereunder, following not less than five (5) Business Days' written notification of such election by Borrowers to Agent, the multiple advance rates in respect of categories of raw materials set forth above shall apply. Borrowers may at any time upon five (5) Business Days' prior written notice to Agent revoke their election to segregate and separately identify and report to Agent the respective types of raw materials by category, at which time the single advance rate in respect of all raw materials constituting Eligible Inventory shall apply effective upon the date of the reporting of the next regularly scheduled borrowing base hereunder."

            (c) Section 1.22 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                        "Cash Dominion Event" shall mean that (a) a Default or Event of Default shall exist or have occurred and be continuing or (b) Excess Availability shall be less than $15,000,000 for any three (3) consecutive days.

            (d) Section 1.23 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                        "Cash Dominion Termination" shall mean, after the occurrence of a Cash Dominion Event, that Excess Availability is equal to or greater than $15,000,000 for each of ninety (90) consecutive days and no Default or Event of Default shall exist or have occurred and be continuing at any time during such period of ninety (90) consecutive days and including the last day of such period."

            (e) Section 1.41 of the Loan Agreement is hereby amended by deleting the word "plus" at the end of clause (d) thereof, substituting a period "." therefor and deleting clause (e) of such definition in its entirety.

            (f) Section 1.42 of the Loan Agreement is hereby amended by deleting subsection (e) thereof in its entirety and substituting the following therefor:

                        "(e) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America or Canada (provided, that, at any time promptly upon Agent's request, such Borrower shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Agent to perfect the security interests of Agent in those Accounts of an account debtor with its chief executive office or principal place of business in Canada in accordance with the applicable laws of the Province or Territory of Canada in which such chief executive office or principal place of business is located and take or cause to be taken such other and further actions as Agent may request to enable Agent as secured party with respect thereto to collect such Accounts under the applicable Federal, Provincial or Territorial laws of Canada) or, at

                        Agent's option, if the chief executive office and principal place of business of the account debtor with respect to such Accounts is located other than in the United States of America or Canada, but in a foreign jurisdiction otherwise acceptable to Agent, then if either: (i) the account debtor has delivered to such Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Agent and payable only in US Dollars, sufficient to cover such Account, in form and substance satisfactory to Agent and if required by Agent, the original of such letter of credit has been delivered to Agent or Agent's agent and the issuer thereof, and such Borrower has complied with the terms of Section 5.2(f) hereof with respect to the assignment of the proceeds of such letter of credit to Agent or naming Agent as transferee beneficiary thereunder, as Agent may specify ("Eligible Foreign LC Account"), or
                        (ii) such Account is otherwise acceptable in all respects to Agent pursuant to the eligibility criteria set forth in this Agreement ("Eligible Foreign Non-LC Account"); provided, that, nothing herein shall limit the rights of Agent at any time to require such agreements, documents and instruments with respect to the perfection of Agent's security interests in Eligible Foreign Non-LC Accounts and/or to require such credit insurance with respect thereto as Agent may reasonably request."

            (g) Section 1.43(a) of the Loan Agreement is hereby amended by deleting the reference to "work-in-process" therein and substituting the following therefor: "work in process other than Category 1 Work-in-Process and Category 2 Work-in-Process that otherwise satisfies the criteria for Eligible Inventory".

            (h) Section 1.43 of the Loan Agreement is hereby amended by deleting subsection (f) thereof in its entirety and substituting the following therefor:

                        "(f) Inventory at premises other than those owned or leased and controlled by any Borrower; provided, that, Inventory at any one or more such premises shall constitute Eligible Inventory if, as to each such location of Inventory, (i) the Inventory has a value in excess of $100,000, (ii) the Inventory would otherwise be deemed Eligible Inventory, (iii) Agent has received a Collateral Access Agreement from the owner and operator with respect to such location, duly authorized, executed and delivered by such owner and operator, and (iv) to the extent required by Agent, Agent has received: (A) UCC financing statements between the owner and operator with respect to such location, as consignee or bailee, and such Borrower, as consignor or bailor, in form and substance satisfactory to Agent, which are duly assigned to Agent and (B) written notice to any lender to the owner and operator with respect to such location of the first priority security interest of Agent in such Inventory;"

            (i) Section 1.63 of the Loan Agreement is hereby amended by deleting the word "minus" at the end of clause (f) thereof, substituting a period "." therefor and deleting clause (g) of such definition in its entirety.

      3.    Amended Provisions.

            (a) Section 9.8 of the Loan Agreement is hereby amended by adding the following subsection (m) at the end thereof:

                        "(m) the security interests in and liens upon assets of the Foreign Subsidiaries organized under the laws of Mexico and identified in Section 9.9(f)(iii) in connection with Indebtedness permitted under such
                        Section 9.9(f)(iii)."

            (b) Section 9.9(f) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                        "(f) Indebtedness (i) of any Foreign Subsidiary arising after the date hereof; provided, that, (A) as to any such Indebtedness, no Borrower or Guarantor shall (except as provided in subclauses (ii)or (iii) of this clause (f)) be directly or indirectly liable (by virtue of such Borrower or Guarantor being the primary obligor on, guarantor of, or otherwise liable in any respect of such Indebtedness), and (B) any default by a Foreign Subsidiary in respect of such Indebtedness shall not constitute a default in respect of any Indebtedness of a Borrower or Guarantor; and (ii) in the form of unsecured guarantees of Indebtedness of Foreign Subsidiaries other than those identified in clause (iii) below, in an aggregate amount at any time not to exceed the lesser of
                        (A) the US Dollar Equivalent of $1,000,000 and (B) the amount equal to the US Dollar Equivalent of $1,000,000 minus the aggregate outstanding amount of loans and advances by Borrowers and Guarantors to Foreign Subsidiaries pursuant to Section 1.107(f) hereof; and
                        (iii) in the form of unsecured guarantees by Borrowers of Indebtedness incurred by C&D Technologies de Mexico, S.A., de C.V. and/or C&D Technologies Reynosa, S. De R.L. de C.V. for working capital purposes in an aggregate amount at any time outstanding not to exceed the US Dollar Equivalent of US$10,000,000 minus the aggregate outstanding amount of repayments in respect of such Indebtedness; provided, that, each of the following conditions is satisfied by Borrowers as determined by Agent: (1)Agent shall have received not less than ten (10) Business Days' prior written notice of the intention to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent, the amount of such Indebtedness, the schedule of repayments and maturity date with respect thereto and such other information with respect thereto as Agent may reasonably request,
                        (2) Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as duly authorized, executed and delivered by the parties thereto and (3) as of the date of incurring such Indebtedness and after giving effect to such Indebtedness, no Default or Event of Default shall exist or have occurred."

            (c) Section 9.17 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                        "Fixed Charge Coverage Ratio. At any time that Excess Availability is less than $10,000,000, the Fixed Charge Coverage Ratio of Parent and its Subsidiaries (on a consolidated basis) for the quarter ending April 30, 2007 and for each period set forth below, shall be not less than 1.10:1.00:

                                    Period
                                    ------

                                5/1/07-5/31/07

                                5/1/07-6/30/07

                                5/1/07-7/31/07

                                5/1/07-8/31/07

                                5/1/07-9/30/07

                                5/1/07-10/31/07

                                5/1/07-11/30/07

                                5/1/07-12/31/07

                                5/1/07-1/31/08 and the
                                twelve-month period
                                ending on the last day of
                                each month thereafter"

      4. Representations, Warranties and Covenants. Borrowers and Guarantors represent, warrant and covenant with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Loans by Lenders (or Agent on behalf of Lenders) to Borrowers:

            (a) neither the execution, delivery and performance of this Amendment, or any other Financing Agreements in connection herewith, nor the consummation of the transactions herein or therein contemplated, are in contravention of law or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound, or violates any provision of the Certificate of Incorporation or By-Laws (or similar governing documents) of any Borrower or Guarantor;

            (b) as of the date of this Amendment, no Default or Event of Default exists or has occurred and is continuing;

            (c) this Amendment and each other agreement or instrument to be executed and/or delivered by any Borrower or Guarantor in connection herewith or therewith have been duly authorized, executed and delivered by all necessary action on the part of such Borrower or Guarantor which is a party hereto and thereto and, if necessary, its stockholders or equity holders, as the case may be, and is in full force and effect as of the date hereof, and the agreements and obligations of each Borrower and Guarantor contained herein and therein constitute legal, valid and binding obligations of such Borrower or Guarantor enforceable against it in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws limiting creditors' rights generally and by general equitable principals; and

            (d) no action of, or filing with, or consent of any Governmental Authority, and no approval or consent of any other party, is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by any Borrower or Guarantor of this Amendment, or the transactions contemplated hereby.

      5. Conditions Precedent. The effectiveness of the amendments contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner reasonably satisfactory to Agent:

            (a) Agent shall have received counterparts of this Amendment, duly authorized, executed and delivered by Borrowers, Guarantors and Lenders;

            (b) Agent shall have received a true and correct copy of any consent, waiver or approval to or of this Amendment, which any Borrower or Guarantor is required to obtain from any other Person, and such consent, approval or waiver shall be in form and substance reasonably satisfactory to Agent;

            (c) Agent shall have received the fee referred to in Section 6 hereof in immediately available funds

            (d) Agent shall have received an Amendment No. 4 Fee Letter in form and substance satisfactory to Agent, duly authorized, executed and delivered by Borrowers; and

            (e) after giving effect to this Amendment, no Default or Event of Default shall exist or have occurred and be continuing.

      6. Amendment Fee. In consideration of the amendments set forth herein, Borrowers shall pay to Agent for the ratable benefit of Lenders, and Agent may, at its option, charge any loan account of Borrowers maintained by Agent, a fee in the amount of $93,750, which fee shall be part of the Obligations and shall be fully earned and payable as of the date hereof.

      7. General Release. Each Borrower and Guarantor may have certain Claims (as hereinafter defined) against the Released Parties (as hereinafter defined) regarding or relating to the Loan Agreement or the other Financing Agreements. Agent, the Lenders, Borrowers and Guarantors desire to resolve each and every one of such Claims in conjunction with the execution of this Amendment and thus each Borrower and Guarantor makes the release contained in this Section 7. In consideration of Agent's and Lenders' entering into this Amendment and agreeing to the substantial concessions as set forth herein, each Borrower and Guarantor hereby fully and unconditionally releases and forever discharges Agent and each Lender and their respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (collectively, the "Released Parties"), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, from the beginning of the world up to and including the date on which this Amendment is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which such Borrower or Guarantor has, had, claims to have had or hereafter claims to have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Amendment is executed, in any way affecting, concerning or arising out of or founded upon this Amendment, the Loan Agreement or any of the other Financing Agreements, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties arising from, in connection with or related to the administration or enforcement of the Loans, the Obligations, the Loan Agreement or any of the other Financing Agreements (collectively, all of the foregoing are the "Claims"). Each Borrower and Guarantor represents and warrants that it has no knowledge of any claim by it against the Released Parties or of any facts or acts or omissions of the Released Parties which on the date hereof would be the basis of a claim by such Borrower or Guarantor against the Released Parties which is not released hereby. Each Borrower and Guarantor represents and warrants that the foregoing constitutes a full and complete release of all Claims.

      8. Effect of this Amendment. This Amendment and the instruments and agreements delivered pursuant hereto constitute the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersede all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof and thereof. Except as expressly provided herein, no other changes, modifications or consents to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent that any provision of the Loan Agreement or any of the other Financing Agreements is inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control.

      9. Further Assurances. Each Borrower and Guarantor shall execute and deliver such additional documents and take such additional action as may be requested by Agent or Lenders to effectuate the provisions and purposes of this Amendment.

      10. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

      11. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

      12. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment by telecopier or other method of electronic transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telecopier or other method of electronic transmission also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment as to such party or any other party.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

AGENT AND LENDER                      BORROWERS
----------------                      ---------

WACHOVIA BANK, NATIONAL
ASSOCIATION                           C&D TECHNOLOGIES, INC.

By:  /s/ Georgios Kyvernitis          By: /s/ Ian J. Harvie
Title:  Director
                                      Title:  VP, CFO


                                      C&D TECHNOLOGIES (DATEL), INC.

                                      By:  /s/ Ian J. Harvie

                                      Title:  President


                                      C&D TECHNOLOGIES (CPS) LLC

                                      By:  /s/ Ian J. Harvie
                                      Title:  President


                       [SIGNATURES CONTINUE ON NEXT PAGE]

                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


                                      GUARANTORS
                                      ----------

                                      C&D CHARTER HOLDINGS, INC.


                                      By:  /s/ Neil E. Daniels
                                      Title:  VP/Treasurer


                                      C&D DYNAMO CORP.


                                      By:  /s/ Ian J. Harvie

                                      Title:  President


                                      DYNAMO ACQUISITION CORP.


                                      By:  /s/ Ian J. Harvie

                                      Title:  President


                                      C&D INTERNATIONAL INVESTMENT HOLDINGS INC.


                                      By:  /s/ Neil E. Daniels
                                      Title:  VP/Treasurer


                                      DATEL HOLDING CORPORATION


                                      By:  /s/ Neil E. Daniels
                                      Title:  Treasurer